                                                                  EXHIBIT (a)(2)

                             LETTER OF TRANSMITTAL
       to accompany certificates representing shares of Preferred Stock, par value $.01 per share, of
                         CHESAPEAKE ENERGY CORPORATION
                   Tendered Pursuant To The Offer To Purchase
                              Dated April 22, 1999
            The Offer Will Expire At 5:00 P.M. Central Daylight Time
                 On May 20, 1999, Unless The Offer Is Extended
             This Letter of Transmittal should be completed, signed
                 and submitted, together with the certificates
                          representing your shares of
               Chesapeake Energy Corporation Preferred Stock, to:

                                 UMB BANK, N.A.


By hand:  c/o UMB Bank, N.A.         By courier:  UMB Bank, N.A.            By mail:   UMB Bank, N.A.
           Securities Transfer                    Securities Transfer                  Securities Transfer
           Division                               Division                             Division
           928 Grand Avenue, 13th                 928 Grand Avenue, 13th               P.O. Box 410064
           Floor                                  Floor                                Kansas City, MO 64141-
           Kansas City, MO  64106                 Kansas City, MO  64106               0064

                        Telephone Number: (816) 860-7786

TO:         UMB Bank, N.A.


Ladies and Gentlemen:

     The undersigned holder of Preferred Stock ("Stockholder" or the "undersigned") of Chesapeake Energy Corporation, an Oklahoma corporation ("Chesapeake Energy"), hereby agrees to sell and tenders to Chesapeake Energy Marketing, Inc. (the "Company") the number of shares of Preferred Stock of Chesapeake Energy (the "Preferred Shares") indicated below and evidenced by share certificate(s) either enclosed herewith or guaranteed to be transmitted as indicated below, to be purchased by the Company at a price of $15.00 cash net per share, in cash, to the Stockholder, subject to the terms and conditions set forth in the Offer to Purchase dated April 21, 1999, and in this Letter of Transmittal (which together constitute the "Offer to Purchase"). The Stockholder acknowledges receipt and review of the Offer to Purchase.

     The undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all shares that are being tendered hereby that are purchased pursuant to the Offer to Purchase. The undersigned represents that the undersigned has full authority to sell the tendered shares and that such sale will convey to the Company full legal and beneficial title thereto, free and clear of all liens, charges and encumbrances and not subject to any adverse claim. Upon request, the undersigned will execute any additional documents necessary to complete the transfer.

     The undersigned hereby irrevocably constitutes and appoints UMB Bank, N.A. ("the Transfer Agent") as attorney-in-fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), (a) to deliver certificates for the tendered shares, together with all accompanying evidences of transfer and authenticity, to or upon the order of the Company upon receipt of the purchase price by the Transfer Agent, as the undersigned's agent, (b) to present such certificates for cancellation and transfer of the tendered shares on the Company's books and
(c) to receive all benefits and otherwise exercise all rights of beneficial ownership of the tendered shares, all in accordance with the terms of the Offer to Purchase.

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assignees of the undersigned. This tender is revocable only to the extent and during the period stated in the Offer to Purchase.

     Unless otherwise indicated herein under "Special Payment Instructions" or "Special Delivery Instructions," please issue the check for the purchase price and the certificates for any unpurchased shares (and accompanying documents, as appropriate) in the name of the undersigned and mail such check and any such certificates to the undersigned at the address shown below the undersigned's signature. The undersigned recognizes that the Company has no obligation, pursuant to the Special Payment Instructions, to transfer any certificate for shares from the name of the holder thereof if the Company purchases none of the shares represented by such certificate.

                                     Box A
                         DESCRIPTION OF SHARES TENDERED

(If the space provided below is inadequate, the Certificate numbers and number of Shares should be listed on a separate schedule signed and affixed hereto.)

--------------------------------------------------------------------------------------------------------------------
             Name and Address of Registered Holder                Certificate       Number of         Number of
                                                                     Number           Shares
                                                                                  Represented by      Tendered*
                                                                                   Certificate
                                                            --------------------------------------------------------
                                                            --------------------------------------------------------
                                                            --------------------------------------------------------
                                                            --------------------------------------------------------
                                                            --------------------------------------------------------
                                                                Total Shares Tendered:
--------------------------------------------------------------------------------------------------------------------
*   If you desire to transfer fewer than all the shares evidenced by any certificate listed above, please indicate in this column the number of shares from such certificate that you desire to tender. Otherwise all shares evidenced by such certificate will be deemed to have been tendered.

NOTE: If the name or address indicated on the label above is not correct, please make any necessary changes therein. If your certificates are lost, please refer to instruction 12.
--------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------
                                     Box B

                          SPECIAL PAYMENT INSTRUCTIONS


Complete only if certificates for any unpurchased shares and/or a check are to be issued in the name of and sent to someone other than the undersigned.

Issue:   [ ] Check  [ ] Certificate(s) to:

Name
    -----------------------------------------------------

---------------------------------------------------------

Address
       --------------------------------------------------

---------------------------------------------------------
                    (Please Print)


---------------------------------------------------------
                     (Signature)


Taxpayer Identification or
Social Security Number
                      -----------------------------------

------------------------------------------------------------------------------
                                     Box C

                         SPECIAL DELIVERY INSTRUCTIONS

Complete only if certificates for any unpurchased shares and/or a check, issued in the name of the undersigned, are to be sent to someone other than the undersigned or are to be sent to the undersigned at an address other than shown below the undersigned's signature.

Mail or deliver stock certificates and/or check to:

Name
    ---------------------------------------------------------

-------------------------------------------------------------
Address
       ------------------------------------------------------

-------------------------------------------------------------
                     (Please Print)

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                                     Box D

                               CONDITIONAL TENDER
                              (See Instruction 8)
    Minimum number of shares which must be purchased, if any are purchased:
                                 shares of Preferred Stock
                     -----------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                     Box E

                                    ODD LOTS
                              (See Instruction 10)

    This Section is to be completed ONLY if shares are being tendered by or on behalf of a person owning beneficially as of close of business on April 22, 1999, an aggregate of fewer than 100 shares of Preferred Stock.

         The undersigned either (check one):

[ ] Is the beneficial owner, as of the close of business on April 22, 1999, of an aggregate of fewer than 100 shares of Preferred Stock, all of which are being tendered; or

[ ] Is a broker, dealer, commercial bank, trust company or other nominee which (i) is tendering, for the beneficial owner(s) thereof, shares of Preferred Stock with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner owned beneficially as of the close of business on April 22, 1999, an aggregate of fewer than 100 shares and is tendering all of such shares.
-------------------------------------------------------------------------------


                                     Box F

TAXPAYER IDENTIFICATION NUMBER SUBSTITUTE FORM W-9

Part 1: Please provide your Taxpayer Identification Number ("TIN) in the space at right and certify by signing and dating below. For most individual taxpayers, the TIN is such person's Social Security Number.

part 2: [ ] Check the box if you are NOT subject to withholding under the provisions of section 3406 (a)(1)(C) of the Internal Revenue Code because (1) you have not been notified that you are subject to backup withholding as a result failure to report all interest or dividends or (2) the Internal Revenue Service has notified you that you are no longer subject to backup withholding.

part 3: [ ] Awaiting TIN.

Under the penalties of perjury, i certify that information provided on this form is true, correct and complete.


Dated:                             Sign Here:
      ------------------------               -----------------------------

Note: Failure to complete and return the above form may result in backup withholding of 31% of any payments made to you pursuant to the offer.

Please review Instruction 9 and guidelines for completing certification statements in box f for additional details.
-------------------------------------------------------------------------------


                                     Box G
                                                      SIGN HERE
Dated
     ----------------------------------

---------------------------------------
    City and State where signed
                                            -----------------------------------

---------------------------------------     -----------------------------------
Telephone number (including area code)      Signature(s) of Shareholder(s) or
                                             Agent(s) (exactly as reflected
                                             on the certificate)

                                            -----------------------------------
                                            Signature(s) Medallion Guaranteed
                                            By*


                                            -----------------------------------
                                             (*If required, see Instruction 1)
-------------------------------------------------------------------------------

                          INSTRUCTIONS FOR COMPLETION
                                       OF
                             LETTER OF TRANSMITTAL
            (Forming part of the Terms and Conditions of the Offer)

         1. GUARANTEE OF SIGNATURES. No signature guarantee on the Letter of Transmittal (Box G) is required unless special instructions have been given under Box B captioned "Special Payment Instructions" or Box C captioned "Special Delivery Instructions." If such special instructions have been given, signatures on this Letter of Transmittal must be guaranteed by an institution, such as a commercial bank, trust company, savings and loan association, credit union, or stockbroker or other member of the NASD or of a national securities exchange, provided such institution is a member of or a participant in a signature guarantee medallion program pursuant to SEC Rule 17Ad-15 ("Eligible Institution").

         2. DELIVERY OF LETTER OF TRANSMITTAL AND CERTIFICATES. The Letter of Transmittal is to be used only if certificates are forwarded herewith, unless delivery of certificates is guaranteed as described under Instruction 3. Certificates for all tendered shares, together with a properly completed and duly executed Letter of Transmittal or facsimile thereof, and any other documents required by this Letter of Transmittal, should be mailed to UMB Bank, N.A., P.O. box 410064, Kansas City, MO 64141-0064 or delivered to UMB Bank, N.A., 928 Grand Avenue, 13th Floor, Kansas City, MO 64106 as Transfer Agent, at the appropriate address set forth herein prior to the expiration date of the Offer as defined in Section 1 of the Offer to Purchase. Actual delivery to and receipt by the Transfer Agent by the expiration date is an absolute requirement unless delivery is properly guaranteed. DEPOSIT IN THE MAIL ON THE EXPIRATION DATE WILL NOT CONSTITUTE A TIMELY TENDER.

         3. GUARANTEED OF DELIVERY. Preferred Shares represented by certificates which are not immediately available may be tendered by commercial banks or trust companies, by members of any national securities exchange or by members of the NASD, acting on behalf of their customers, if the commercial bank, trust company, exchange or NASD member will execute and deliver a Notice of Guaranteed Delivery and by otherwise complying with the guaranteed delivery procedures set forth in Section 4 of the Offer to Purchase. The Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Transfer Agent and must include a signature guarantee by an Eligible Institution in the form set forth in such Notice. For shares to be tendered validly pursuant to the guaranteed delivery procedure, the Transfer Agent must receive the Notice of Guaranteed Delivery on or before the expiration date. The adequacy of such Guarantee will be determined solely in the discretion of the Company. Preferred Shares tendered pursuant to such a Guarantee should be accompanied by a properly executed Letter of Transmittal. The certificates for the tendered shares must be delivered to the Transfer Agent within 5 business days after the Transfer Agent's receipt of the Guarantee of Delivery.

         4. INADEQUATE SPACE. If the space provided herein is inadequate, the certificate numbers and the number of shares should be listed on a separate schedule attached hereto.

         5. PARTIAL TENDERS. If fewer than all the shares evidenced by any certificate submitted are to be tendered, fill in the number of shares which are to be tendered in the column entitled "Number of Preferred Shares Tendered."A new certificate for the remainder of the shares evidenced by your old certificate(s) will be sent to you, unless otherwise provided in the appropriate section on this Letter of Transmittal, as soon as practicable after the expiration date of the Offer. All shares represented by certificates listed are deemed to have been tendered unless otherwise indicated.

         6. SIGNATURES ON LETTER OF TRANSMITTAL, STOCK POWERS AND ENDORSEMENTS.

            6.1 If this Letter of Transmittal is signed by the owner of the certificates tendered hereby, the signature must correspond with the name as written on the face of the certificates, without any change whatsoever. If the names on tendered certificates are not identical, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are certificates in different names.

            6.2 If the certificates tendered hereby are owned of record by two or more joint owners, all owners must sign this Letter of Transmittal.

            6.3 If any tendered shares are registered in different names, it will be necessary to complete, sign and submit a separate Letter of Transmittal for each different registration.

            6.4 When this Letter of Transmittal is signed by the owner(s) of the certificates listed and transmitted hereby, no endorsements of certificates or separate stock powers are required. If, however, the certificates for unpurchased shares are to be issued to a person other than the registered owner, then endorsement of certificates transmitted hereby or separate stock powers is required. See also Instruction 1, above, in such a circumstance.

            6.5 If this Letter of Transmittal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of a corporation or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Company of their authority to so act, if requested.

         7. STOCK TRANSFER TAXES. The Company will pay all stock transfer taxes, if any, applicable to the transfer to it of shares purchased pursuant to the Offer. If, however, payment of the purchase price is to be made to, or (in circumstances permitted by the Offer) if unpurchased shares are to be registered in the name of, any person other than the registered owner, or if tendered certificates are registered in the name of any person other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such person will be deducted from the purchase price, if satisfactory evidence of the payment of such taxes, exemption therefrom, is not submitted.

         8. CONDITIONAL TENDERS. A tendering holder of Preferred Stock may condition his or her tender of shares on the purchase by the Company of a specified number of the shares tendered hereby, all as described in the Offer to Purchase, particularly Section 6 thereof. Unless such specified minimum is purchased by the Company pursuant to the terms of the Offer, none of the shares tendered hereby will be purchased. It is the tendering shareholder's responsibility to calculate such minimum number of shares, and such holder of Preferred Stock is urged to consult his or her own tax adviser. Unless Box D has been completed and a minimum specified, the tender will be deemed unconditional.

         9. SUBSTITUTE FORM W-9. Under federal income tax law, a holder of Preferred Stock whose tendered shares are accepted for payment is required by law to provide the Transfer Agent (as payer) with his or her correct taxpayer identification number, which is accomplished by completing and signing Box F captioned "Substitute Form W-9." In addition, if a holder of Preferred Stock executes Box B captioned "Special Payment Instructions", a separate Substitute Form W-9 should also be executed by the alternate payee. If the Transfer Agent is not provided with the correct taxpayer identification number, the holder of Preferred Stock may be subject to a $50.00 penalty imposed by the Internal Revenue Service. In addition, except in the case of certain exempt taxpayers, the Transfer Agent will be required to withhold, and will withhold, 31% of the gross proceeds paid to that holder of Preferred Stock or other payee pursuant to the Offer, unless the holder of Preferred Stock or other payee provides the Transfer Agent with his taxpayer identification number, certifies that such number is correct, and certifies that he is not subject to backup withholding under Section 3406(a)(l)(C) of the Internal Revenue Code of 1986, as amended (the "Code"). The taxpayer identification number is the social security number or employer identification number of the holder of Preferred Stock or other payee. For further instructions on determining the proper identification number to give to the Transfer Agent, see the Guidelines for Completing Certification Statements in Box F at the end of this Letter of Transmittal. Each tendering holder of Preferred Stock or other payee should fully complete and sign Box F captioned "Substitute Form W-9" and check the box in part 2 of Substitute Form W-9, if so eligible, so as to provide the information and certifications necessary to avoid backup withholding.

         You may be, or may have been, notified that you are subject to backup withholding under Section 3406 (a)(1)(C) of the Code because you have under-reported interest or dividends or you were required to but failed to file a return which would have included a reportable interest or dividend payment. IF YOU HAVE BEEN SO NOTIFIED AND YOU HAVE NOT RECEIVED A SUBSEQUENT NOTICE FROM THE INTERNAL REVENUE SERVICE ADVISING YOU THAT BACKUP WITHHOLDING

HAS BEEN TERMINATED, YOU MUST STRIKE OUT THE LANGUAGE ON THE SUBSTITUTE FORM W-9 CERTIFYING THAT YOU ARE NOT SUBJECT TO BACKUP WITHHOLDING. If you are subject to backup withholding and you strike out the language on the Substitute W-9 certifying that you are not subject to backup withholding, you should nonetheless provide your correct taxpayer identification number to the Transfer Agent and certify that it is correct.

         Exempt holders of Preferred Stock (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. (In order for a foreign individual to qualify as an exempt recipient, that holder of Preferred Stock must submit a statement, signed under penalty of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Transfer Agent.)

         If backup withholding applies, the Transfer Agent is required to withhold 31% of any such payments made to the shareholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be requested.

         10. ODD LOTS. As described in Section 1 of the Offer to Purchase, if less than all shares tendered prior to the expiration date are to be purchased by the Company, the shares purchased first will consist of all shares tendered by any holder of Preferred Stock who owned beneficially as of April 22, 1999, an aggregate of fewer than 100 shares and who tenders all of such shares. This preference will not be available unless Box E captioned "Odd Lots" is completed.

         11. IRREGULARITIES. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tender of shares will be determined by the Company, which determination shall be final and binding. The Company reserves the right to reject any tenders of shares not in appropriate form or the acceptance of or payment of which would, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer or any defect in any tender, and the Company's interpretations of the terms and conditions of the Offer (including these instructions) shall be final and binding. The Company shall not be obligated to give notice of any defects or irregularities in tenders and shall not incur any liability for failure to give any such notice. Tenders will not be deemed to have been made until all defects and irregularities have been cured or waived.

         12. LOST CERTIFICATES. In the event that you are unable to deliver to the Transfer Agent the certificate(s) for your shares of Preferred Stock due to the loss or destruction of such certificate(s), such fact should be indicated on the face of the Letter of Transmittal. In such event, the Transfer Agent will forward additional documentation which you must complete in order to tender effectively such lost or destroyed certificate(s). There may be a fee to replace lost certificates. Tenders will be processed after certificates are replaced.

         13. ADDITIONAL INFORMATION AND COPIES. Additional information, as well as additional copies of the Offer to Purchase and this Letter of Transmittal, may be obtained from the Transfer Agent by contacting either:

    UMB BANK, N.A.                    or:     Chesapeake Energy Marketing, Inc.
    Securities Transfer Division              6100 North Western Avenue
    928 Grand Avenue, 13th Floor              Oklahoma City, Oklahoma 73118
    Kansas City, Missouri   64106             Attn:   Janice Dobbs
    Telephone:   (816) 860-7786               Telephone:   (405) 879-9212

IMPORTANT: IF YOU DESIRE TO TENDER ANY OR ALL OF YOUR SHARES, THE LETTER OF TRANSMITTAL OR FACSIMILE THEREOF (TOGETHER WITH CERTIFICATES AND OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE TRANSFER AGENT ON OR PRIOR TO THE EXPIRATION DATE OF THE OFFER. DEPOSIT OF SUCH MATERIALS IN THE MAIL ON THE EXPIRATION DATE WILL NOT CONSTITUTE A TIMELY TENDER.

                    GUIDELINES FOR COMPLETING CERTIFICATION
                       STATEMENTS IN BOX F CERTIFICATION

         After you have read these instructions, place your signature and the current date in the space provided in Box F. If you are exempt from backup withholding, you should complete Box F of this Letter of Transmittal to avoid possible erroneous backup withholding. Enter your correct Taxpayer Identification Number ("TIN") in Part I, check the box in Part II, and sign and date the form.

BACKUP WITHHOLDING

Backup withholding will apply if:

1.       You fail to furnish us with your taxpayer identification number; or

2. The Internal Revenue Services notifies us that you furnished an incorrect taxpayer identification number; or

3. You are notified that you are subject to backup withholding because you have under-reported interest or dividend income to the Internal Revenue Service, or you were required to but failed to file a return which would have included a reportable interest or dividend payment; or

4. You fail to certify to us that you are not subject to backup withholding or fail to certify your taxpayer identification number.

TAXPAYER IDENTIFICATION NUMBER

         For individuals and sole proprietors, the TIN is the social security number, which is a nine (9) digit number separated by two hyphens (i.e. 000-00-0000). For corporations, valid trusts, estates, pension trusts, partnerships, associations, clubs and other organizations which are not tax-exempt, the taxpayer number is the employer identification number, which is a nine (9) digit number separated by only one hyphen (i.e. 00-0000000).

EXEMPTIONS FROM BACKUP WITHHOLDING

         The following include some of the entities which are specifically exempt from backup withholding on ALL payments:

         o   A corporation

         o An organization exempt from tax under section 501(a), or an individual retirement plan (IRA)

         o   All foreign governments and entities

         o A dealer in securities or commodities required to register in the U.S.

         o   All federal, state and local government entities

         o   A real estate investment trust

         o   Nonresident aliens


NOTE: Nonresident aliens are required to sign a Form W-8 or Substitute W-8 Bank form, Certificate of Foreign Status.

PENALTIES

         Under certain circumstances, you may be subject to penalties imposed by the Internal Revenue Service, as follows:

1. The penalty for failure to furnish your taxpayer identification number to us will be $50.00 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

2. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.00.

3. If you falsify certifications or affirmations you may be subject to criminal penalties including fines and/or imprisonment.

OBTAINING A NUMBER

         If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.